Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Building Materials Holding Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-47122, 333-44260, 33-52478, 33-80952, 333-36387, 333-61221, and 333-117237) on Forms S-8, S-8/A, and S-4 of Building Materials Holding Corporation of our reports dated February 24, 2006, with respect to the consolidated balance sheets of Building Materials Holding Corporation as of December 31, 2005 and 2004, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2005, and the related financial statement schedule, and our report dated February 24, 2006 with respect to management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Building Materials Holding Corporation.

Our report dated February 24, 2006, on management’s assessment of effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that Building Materials Holding Corporation acquired a 51% interest in BBP Companies and a 100% interest in Campbell Companies, Quality Truss, and HnR Framing Systems and Home Building Components subsequent to June 30, 2005, and management excluded from its assessment of the effectiveness of Building Materials Holding Corporation’s internal control over financial reporting as of December 31, 2005, these entities’ internal control over financial reporting. These entities comprise 14.2% of tangible assets and 6.9% of sales included in the consolidated financial statements of Building Materials Holding Corporation and subsidiaries as of and for the year ended December 31, 2005.  Our audit of internal control over financial reporting of Building Materials Holding Corporation also excluded an evaluation of the internal control over financial reporting of these entities.

/s/ KPMG LLP

San Francisco, California
February 24, 2006